Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States
Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

January 3, 2019

Ladder Capital Corp

345 Park Avenue, 8th Floor

New York, New York 10154

Ladies and Gentlemen:

We have acted as special counsel to Ladder Capital Corp, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time of shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $100,000,000, in “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, pursuant to the terms of (a) the Equity Distribution Agreement, dated January 3, 2019 (the “Raymond James Agreement”), among the Company, Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“LCFH”), and Raymond James & Associates, Inc., (b) the Equity Distribution Agreement, dated January 3, 2019 (the “JMP Agreement”), among the Company, LCFH and JMP Securities LLC, (c) the Equity Distribution Agreement, dated January 3, 2019 (the “Keefe Agreement”), among the Company, LCFH and Keefe, Bruyette & Woods, Inc., and (d) the Equity Distribution Agreement, dated January 3, 2019 (together with the Raymond James Agreement, the JMP Agreement and the Keefe Agreement, the “Equity Distribution Agreements”), among the Company, LCFH and B. Riley FBR, Inc.

The Shares are being offered and sold by the Company under a registration statement on Form S-3ASR originally filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2017 (Registration No. 333-216806) (such Registration Statement, as supplemented, the “Registration Statement”), including a base prospectus dated March 17, 2017 (the “Base Prospectus”) and a prospectus supplement dated January 3, 2019 (together with the Base Prospectus, the “Prospectus”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the

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Ladder Capital Corp

January 3, 2019

organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto and the Prospectus and (iv) the Equity Distribution Agreements.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto, other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Equity Distribution Agreements, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting such laws. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof.

Ladder Capital Corp

January 3, 2019

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP